SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K
                                  ========

                               CURRENT REPORT
                               ==============


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 28, 1996



                                 MESA INC.
                                 ---------
           (Exact name of registrant as specified in its charter)





           Texas                      1-10874              75-2394500
           -----                      -------              ----------
(State or other jurisdiction (Commission File Number)    (IRS Employer
      of incorporation)                                Identification No.)






           1400 Williams Square West
         5205 North O'Connor Boulevard
                 Irving, Texas                        75039
         -----------------------------                -----
   (Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code:  214/444-9001
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
Item 5.   Other Events
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          On February 28, 1996, MESA Inc. (the "Company") and Rainwater,
Inc. (together with its affiliates, "Rainwater"), a company owned by Fort Worth, Texas investor Richard E. Rainwater and managed by Darla D. Moore and Kenneth A. Hersh, entered into a letter of intent pursuant to which, among other things, Rainwater will (i) purchase $133 million of a new series of convertible preferred stock of the Company, (ii) provide a standby commitment for a $132 million rights offering of convertible preferred stock to the Company's shareholders and (iii) assist the Company in the refinancing of all of the Company's debt not repaid with proceeds from the stock issuance. A summary description of the letter of intent is set forth in the press release attached hereto as Exhibit 1, which is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the terms of the letter of intent, a copy of which is filed as Exhibit 2 hereto and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (c)  Exhibits

               1.   Press Release dated February 29, 1996

               2. Letter of Intent dated February 28, 1996, between the Company and Rainwater

                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MESA INC.




Date: February 29, 1996            By:  /s/ Stephen K. Gardner
      -----------------                 ------------------------------------
                                        Stephen K. Gardner
                                        Vice President and Chief Financial
                                        Officer